                                                                    EXHIBIT 21.1


SUBSIDIARY                                           STATE/JURISDICTION           NAME(S) UNDER WHICH CONDUCTING BUSINESS
----------                                           ------------------           ---------------------------------------

WorldPort Communications, Inc.                       Delaware                   WorldPort Communications, Inc.
                                                                                WorldPort Communications
                                                                                WorldPort

Telenational Communications, Inc.                    Delaware                   Telenational Communications, Inc.
                                                                                TCI, TNC, Telenational

WorldPort/ICX, Inc.                                  Delaware                   Intercontinental Exchange
                                                                                ICX

International Interconnect, Inc.                     Delaware                   International Interconnect, Inc.
                                                                                WorldPort IIC, IIC

WorldPort International, Inc.                        Delaware                   N/A

WorldPort Acquisitions, Inc.                         Delaware                   N/A

WorldPort Acquisitions, Corp.                        Delaware                   N/A

WorldPort Communications Europe Holding BV           Netherlands                N/A

WorldPort Distributions NV                           Netherlands                N/A

WorldPort Communications (Europe) BV                 Netherlands                N/A

EnerTel NV                                           Netherlands                EnerTel NV
                                                                                EnerTel
                                                                                WorldPort EnerTel

WorldPort Ltd                                        United Kingdom             WorldPort Ltd